                                   Exhibit 21

      Consolidated Subsidiaries of Hanover Capital Mortgage Holdings, Inc.

Subsidiary                              Jurisdiction            d/b/a
----------                              ------------            -----
Hanover Capital SCP, Inc.                 Delaware               None
Hanover Captial Repo Corp.                Delaware               None
Hanover QRS-1 98-B, Inc.                  Delaware               None
Hanover QRS-2 98-B, Inc.                  Delaware               None
Hanover SPC-A, Inc.                       Delaware               None


     Unconsolidated Subsidiaries of Hanover Capital Mortgage Holdings, Inc.

Subsidiary                              Jurisdiction            d/b/a
----------                              ------------   ------------------------
Hanover Capital Partners Ltd.             New York               None
Hanover Capital Mortgage Corporation      Missouri         California d/b/a
                                                       Missouri Hanover Capital
                                                         Mortgage Corporation
Hanover Capital Securities, Inc.          New York               None
Hanover Capital Partners 2, Inc.          Delaware               None
Hanover SPC-2, Inc.                       Delaware               None
HanoverTrade.com, Inc.                    Delaware               None